UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2022

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 30, 2022, Orgenesis Inc. (“we” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors, pursuant to which the we agreed to issue and sell to the investors, in a private placement, an aggregate of 4,933,333 shares of the our Common Stock at a purchase price of $3.00 per share and warrants to purchase up to an aggregate of 1,000,000 shares of Common Stock at an exercise price of $4.50 per share. The warrants are not exercisable until after six months and expire three years from the date of issuance. We agreed with certain investors to extend the closing date of the Offering to June 30, 2022. In connection with the Offering, we have received aggregate gross proceeds of only $2,175,000 before deducting related offering expenses. We have issued an aggregate of 725,000 shares of Common Stock and warrants to purchase 146,959 shares of Common Stock pursuant to the Purchase Agreement. We do not expect to receive the remaining $12,625,000 from the defaulting investors.

In addition, on May 17, 2022, we entered into a convertible loan agreement (the “Convertible Loan Agreement”) with Southern Israel Bridging Fund Two, LP (the “Lender”)), pursuant to which the Lender agreed to loan the Company $5,000,000 (the “Loan Amount”) at an interest rate of 6% per annum (based on a 365-day year) and which is payable, along with the principal, on or before August 17, 2023. In connection with such loan, the Company agreed to issue the Lender a warrant representing the right to purchase 25% of the shares of our Common Stock into which the loan is initially convertible at the Conversion Price, at an exercise price per share of $4.50 per share. Such warrant will be exercisable at any time beginning six months and one day after the closing date and ending 36 months after the closing date. To date, we have received only $1,150,000 of the Loan Amount and we do not expect to receive any other loan proceeds from the defaulting Lender under the Convertible Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: July 15, 2022	By:	/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and
Secretary